Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	August 1, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------
West Coast REIT Acquires Five Buildings and Two Land Sites

LOS ANGELES, August 1, 2012 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2012, with a net loss available to common stockholders of $800,000, or $0.02 per share, compared to a net loss available to common stockholders of $317,000, or $0.01 per share, in the second quarter of 2011. Revenues from continuing operations in the second quarter totaled $103.9 million, up from $88.4 million in the prior year's second quarter. Funds from operations (FFO) for the period totaled $39.5 million, or $0.55 per share, compared to $31.6 million, or $0.52 per share, in the year-earlier period.
Results for the second quarter of 2012 include $0.03 per share of acquisition-related expenses, and the issuance of 575,689 common shares under the company's at-the-market stock offering program at a weighted average price of $46.05, net of selling commissions.
For the first six months of 2012, KRC reported net income available to common stockholders of $66.7 million, or $1.00 per share, compared to $717,000, or less than $0.01 per share, in the first half of 2011. Revenues from continuing operations in the six-month period totaled $203.3 million, up from $172.2 million in the same period of 2011. FFO for the first half of 2012 totaled $72.5 million, or $1.04 per share, compared to $61.8 million, or $1.06 per share, in the first half of 2011. Net income for first half of 2012 included approximately $72.8 million of net gains from property dispositions. All per share amounts in this report are presented on a diluted basis.
At June 30, 2012, the company's stabilized portfolio totaled approximately 15.6 million square feet and was 90.0% occupied. Occupancy declined from 91.6% in the prior quarter primarily due to the lease expirations of two tenants in San Diego as well as an industrial tenant move-out in Orange County.
Since the end of the first quarter, KRC has completed the purchase of five office buildings in four transactions aggregating approximately 1.2 million square feet of space for an aggregate purchase price of approximately $410 million. The company also expanded its development platform into Northern California with the purchase of 690 E. Middlefield Road in Mountain View, California and 329 Brannan Street in the SOMA submarket of San Francisco that upon completion are estimated to have a total investment of approximately $285 million. A summary of these transactions is as follows:

•
In May, the company purchased 690 E. Middlefield Road in Mountain View, California for a purchase price of $74.5 million, where it will develop, own and manage a 341,000 square-foot office campus under a 15-year lease for Synopsys, Inc. (NASDAQ: SNPS), the global leader in electronic design automation. The Synopsys office campus represents KRC's first ground-up development project in the greater San Francisco Bay Area and will have a projected total investment of approximately $200 million. The fully entitled office project will include two five-story Class A office buildings with state-of-the-art infrastructure and amenities, designed and pre-registered to meet LEED Gold certification requirements.

•
In June, the company acquired, in two separate transactions, a three-building office campus located on the waterfront in the Lake Union submarket of Seattle, Washington. The 420,000 square foot office project was purchased for approximately $144.6 million and is currently 99% leased. As part of the acquisition, the Company assumed a mortgage loan of approximately $34.0 million that bears interest at a rate of 5.09% and matures in August 2015.

•
In July, the company acquired Skyline Tower, a 417,000 square-foot, 24-story, Class A office building in Bellevue, Washington for approximately $186 million. The LEED Silver certified property is located two blocks from the company's Key Center office building and one block north of the Bellevue Transit Center. Skyline Tower is currently 92% leased. As part of the acquisition, the company assumed a mortgage loan of approximately $84 million that bears interest at a rate of 6.37% and matures in April 2013.

•
In July, the company acquired 329 Brannan Street, an office development opportunity in the heart of San Francisco's SOMA district for approximately $18.5 million. The site is zoned for approximately 5.0 FAR coverage and the company intends to build a six-level office building designed to appeal to the area's growing community of technology and media companies.

•
In July, the company acquired Sunset Media Center, a 322,000 square foot, 22-story, Class A office building located in the Hollywood submarket of Los Angeles, California for a purchase price of approximately $79 million. The building is currently 87% leased. As part of the acquisition, the company issued approximately $5 million in common limited partnership units of Kilroy Realty, L.P. and assumed a mortgage loan of approximately $54 million that bears interest at a rate of 5.23% and matures in January 2016.

In late June, KRC obtained a $97.0 million non-recourse mortgage secured by two office projects. The mortgage has a term of 15 years, maturing on July 1, 2027, and bears interest at a rate of 4.48%. The company used the loan proceeds to pay down a portion of the outstanding balance on its credit facility.
"KRC's expanding operational footprint and management expertise in top quality real estate markets up and down the West Coast continue to generate significant opportunities for profitable growth and long-term value creation,” said John Kilroy, Jr., the company's president and chief executive officer. “With the talent and market knowledge now represented on our team, we're well-positioned to compete for and execute attractive acquisition and development projects from Seattle to San Diego. Equally important, we will continue to pursue these opportunities with financial discipline, recognizing that a strong balance sheet is essential in what remains an uncertain economic environment.”
KRC management will discuss updated earnings guidance for fiscal 2012 during the company's August 2,

2012 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8035 reservation #77332020. A replay of the conference call will be available via phone through August 9, 2012 at (888) 286-8010, reservation #61086733, or via the Internet at the company's website.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance, results or events. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others: risks associated with investment in real estate assets, which are illiquid, and with trends in the real estate industry; competitive market conditions; the ability to complete potential acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for debt service and exposure of risk of default under debt obligations; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011, quarterly report on Form 10-Q for the quarter ended March 31, 2012, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.
Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At June 30, 2012, the company owned 12.2 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space. More information is available at http://www.kilroyrealty.com.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Revenues from continuing operations	$103,922	$88,390	$203,332	$172,163

Revenues including discontinued operations	$103,922	$92,064	$204,335	$180,189

Net (loss) income available to common stockholders(1)	$(800)	$(317)	$66,740	$717

Weighted average common shares outstanding - basic	68,345	57,686	65,997	55,009
Weighted average common shares outstanding - diluted	68,345	57,686	65,997	55,009

Net (loss) income available to common stockholders per share - basic (1)	$(0.02)	$(0.01)	$1.00	$0.00
Net (loss) income available to common stockholders per share - diluted (1)	$(0.02)	$(0.01)	$1.00	$0.00

Funds From Operations (1), (2), (3)	$39,508	$31,643	$72,498	$61,770

Weighted average common shares/units outstanding - basic (4)	71,226	60,337	68,799	57,634
Weighted average common shares/units outstanding - diluted (4)	72,473	60,817	69,815	58,010

Funds From Operations per common share/unit - basic (1), (4)	$0.55	$0.52	$1.05	$1.07
Funds From Operations per common share/unit - diluted (1), (4)	$0.55	$0.52	$1.04	$1.06

Common shares outstanding at end of period:			68,928	58,464
Common partnership units outstanding at end of period			1,718	1,718
Total common shares and units outstanding at end of period			70,646	60,182

			June 30, 2012	June 30, 2011
Stabilized portfolio occupancy rates:
Office			89.3%	87.9%
Industrial			92.5%	97.6%
Weighted average total			90.0%	90.2%

Los Angeles and Ventura Counties			88.0%	84.0%
San Diego County			87.5%	88.4%
Orange County			92.7%	96.7%
San Francisco Bay Area			91.4%	93.1%
Greater Seattle			93.8%	90.4%
Weighted average total			90.0%	90.2%

Total square feet of stabilized properties owned at end of period:
Office			12,227	11,466
Industrial			3,413	3,605
Total			15,640	15,071

(1)
Net (Loss) Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $72.8 million for the six months ended June 30, 2012. In addition, Net (Loss) Income Available to Common Stockholders and Funds from Operations for the six months ended June 30, 2012 include a non-cash charge of $4.9 million related to the original issuance cost of the Series E and F Preferred Stock that were redeemed on April 16, 2012.

(2)
Reconciliation of Net (Loss) Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2012	December 31, 2011
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$576,433	$537,574
Buildings and improvements	3,137,665	2,830,310
Undeveloped land and construction in progress	557,657	430,806
Total real estate held for investment	4,271,755	3,798,690
Accumulated depreciation and amortization	(801,083)	(742,503)
Total real estate held for investment, net	3,470,672	3,056,187

Real estate assets and other assets held for sale, net	—	84,156
Cash and cash equivalents	18,111	4,777
Restricted cash	97	358
Marketable securities	6,546	5,691
Current receivables, net	7,643	8,395
Deferred rent receivables, net	110,689	101,142
Deferred leasing costs and acquisition-related intangible assets, net	168,488	155,522
Deferred financing costs, net	18,919	18,368
Prepaid expenses and other assets, net	46,357	12,199
TOTAL ASSETS	$3,847,522	$3,446,795

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt	$381,097	$351,825
Exchangeable senior notes, net	161,844	306,892
Unsecured debt, net	1,130,732	980,569
Unsecured line of credit	102,000	182,000
Accounts payable, accrued expenses and other liabilities	98,940	81,713
Accrued distributions	25,975	22,692
Deferred revenue and acquisition-related intangible liabilities, net	108,462	79,781
Rents received in advance and tenant security deposits	31,768	26,917
Liabilities and deferred revenue of real estate assets held for sale	—	13,286
Total liabilities	2,040,818	2,045,675

NONCONTROLLING INTEREST:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	—
Common stock	689	588
Additional paid-in capital	1,856,431	1,448,997
Distributions in excess of earnings	(259,495)	(277,450)
Total stockholders' equity	1,693,780	1,293,717
Noncontrolling Interest
Common units of the Operating Partnership	39,286	33,765
Total equity	1,733,066	1,327,482
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$3,847,522	$3,446,795

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
REVENUES:
Rental income	$94,265	$80,158	$184,484	$157,155
Tenant reimbursements	9,065	7,130	17,369	13,152
Other property income	592	1,102	1,479	1,856
Total revenues	103,922	88,390	203,332	172,163

EXPENSES:
Property expenses	21,196	17,356	38,731	34,865
Real estate taxes	8,881	8,127	17,270	16,017
Provision for bad debts	—	120	2	146
Ground leases	615	424	1,417	763
General and administrative expenses	9,251	7,440	18,018	14,000
Acquisition-related expenses	1,813	1,194	3,341	1,666
Depreciation and amortization	40,624	31,378	77,370	59,819
Total expenses	82,380	66,039	156,149	127,276

OTHER (EXPENSES) INCOME:
Interest income and other net investment (losses) gains	(110)	58	374	242
Interest expense	(19,155)	(21,228)	(40,318)	(42,104)
Total other (expenses) income	(19,265)	(21,170)	(39,944)	(41,862)

INCOME FROM CONTINUING OPERATIONS	2,277	1,181	7,239	3,025

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	2,291	900	5,314
Net gain on dispositions of discontinued operations	—	—	72,809	—
Total income from discontinued operations	—	2,291	73,709	5,314

NET INCOME	2,277	3,472	80,948	8,339

Net loss (income) attributable to noncontrolling common units of the Operating Partnership	20	10	(1,775)	(24)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	2,297	3,482	79,173	8,315

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(2,794)	(2,794)
Preferred dividends	(1,700)	(2,402)	(4,721)	(4,804)
Original issuance costs of preferred stock called for redemption	—	—	(4,918)	—
Total preferred distributions and dividends	(3,097)	(3,799)	(12,433)	(7,598)

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(800)	$(317)	$66,740	$717

Weighted average common shares outstanding - basic	68,345	57,686	65,997	55,009
Weighted average common shares outstanding - diluted	68,345	57,686	65,997	55,009

Net (loss) income available to common stockholders per share - basic	$(0.02)	$(0.01)	$1.00	$0.00
Net (loss) income available to common stockholders per share - diluted	$(0.02)	$(0.01)	$1.00	$0.00

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Net (loss) income available to common stockholders	$(800)	$(317)	$66,740	$717
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(20)	(10)	1,775	24
Depreciation and amortization of real estate assets	40,328	31,970	76,792	61,029
Net gain on dispositions of discontinued operations	—	—	(72,809)	—
Funds From Operations (1)	$39,508	$31,643	$72,498	$61,770

Weighted average common shares/units outstanding - basic	71,226	60,337	68,799	57,634
Weighted average common shares/units outstanding - diluted	72,473	60,817	69,815	58,010

Funds From Operations per common share/unit - basic (2)	$0.55	$0.52	$1.05	$1.07
Funds From Operations per common share/unit - diluted (2)	$0.55	$0.52	$1.04	$1.06

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.